Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
MGP INGREDIENTS, INC.

Adopted May 21, 2015

DB04/1003065.0002/10999345.8

TABLE OF CONTENTS
ARTICLE I.
Offices    4
Section 1.1.Principal Office    4
Section 1.2.Registered Office    4
Section 1.3.Other Offices    4
ARTICLE II.
Meeting of Stockholders    4
Section 2.1.Annual Meetings    4
Section 2.2.Special Meetings    4
Section 2.3.Business Brought Before an Annual Meeting    6
Section 2.4.Nomination of Directors    9
Section 2.5.Definitions    11
Section 2.6.Notice of Meetings    13
Section 2.7.Adjourned Meetings and Notice Thereof    14
Section 2.8.Quorum and Vote Required    14
Section 2.9.Chairman; Conduct of Meetings; Minutes    14
Section 2.10.Voting and Ballots    15
Section 2.11.Proxies    15
Section 2.12.Inspection of Stock List    15
Section 2.13.Inspectors of Votes    16
Section 2.14.Action Without Meeting    17
Section 2.15.Confidential Voting    17
ARTICLE III.
Board of Directors    17
Section 3.1.Powers    17
Section 3.2.Number, Election Term, Qualification and Removal    18
Section 3.3.Chairman of the Board    18
Section 3.4.Meetings    18
Section 3.5.Adjourned Meetings and Notice Thereof    18
Section 3.6.Notices; Waiver of Notice    18
Section 3.7.Quorum and Manner of Acting    19
Section 3.8.Action by Consent    19
Section 3.9.Vacancies    19

DB04/1003065.0002/10999345.8

Section 3.10.Inspection of Books and Records    20
ARTICLE IV.
Committees    20
Section 4.1.Committees    20
ARTICLE V.
Officers    20
Section 5.1.Number    20
Section 5.2.Election and Term    20
Section 5.3.Absence or Disability    21
Section 5.4.Removal and Resignation    21
Section 5.5.Vacancies    21
Section 5.6.Compensation of Officers    21
ARTICLE VI.
Duties of Officers    21
Section 6.1.The President    21
Section 6.2.Vice Presidents    22
Section 6.3.The Secretary    22
Section 6.4.Assistant Secretary    22
Section 6.5.The Treasurer    23
Section 6.6.Assistant Officers    23
ARTICLE VII.
Signature Authority and Representation    23
Section 7.1.Contracts, Checks, etc    23
Section 7.2.Proxies in Respect of Securities of Other Corporations    23
ARTICLE VIII.
Certificates of Stock, Bonds, and Records    24
Section 8.1.Form & Signature    24
Section 8.2.Transfers    24
Section 8.3.Record Owner    24
Section 8.4.Lost Certificates    24
Section 8.5.Books and Records    25
Section 8.6.Record Dates    25
ARTICLE IX.
Dividends    26

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DB04/1003065.0002/10999345.8

ARTICLE X.
Indemnification    26
Section 10.1.Right to Indemnification    26
Section 10.2.Certain Limits on Indemnity    27
Section 10.3.Rights to Indemnity Shall be Contractual and Continuing    27
Section 10.4.Certain Procedural Matters    27
Section 10.5.Non-Exclusivity of Rights    28
Section 10.6.Insurance    28
ARTICLE XI.
Forum For Adjudication of Disputes    28
ARTICLE XII.
Miscellaneous    28
Section 12.1.Fiscal Year    28
Section 12.2.Amendments    29
Section 12.3.Waiver of Notice    29
Section 12.4.Interpretation    29
Section 12.5.Inoperative Portion    29
Section 12.6.Inapplicability of Control Share Acquisition Act    29

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DB04/1003065.0002/10999345.8

AMENDED AND RESTATED
BYLAWS
OF
MGP INGREDIENTS, INC.
(A KANSAS CORPORATION)

DB04/1003065.0002/10999345.8

ARTICLE I.
Offices
Section 1.1.    Principal Office. The principal office for the transaction of business by MGP Ingredients, Inc. (hereinafter called the “Corporation”) shall be at 100 Commercial Street, Atchison, Atchison County, Kansas 66002.
Section 1.2.    Registered Office. The Corporation, by resolution of the Board of Directors, may change the location of the registered office that it has designated in the Articles of Incorporation to any other place in Kansas. By similar resolution, the Corporation may change its resident agent to any other person or corporation, including itself.
Section 1.3.    Other Offices. The Corporation may have offices at any other place or places, within or without the State of Kansas, as from time to time the Board of Directors may determine or the business of the Corporation may require.
ARTICLE II.
Meeting of Stockholders
Section 2.1.    Annual Meetings. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may be properly brought before the meeting shall be held on the fourth Thursday of May of each year, or on such other day as shall be determined in advance by the Board of Directors. The hour and place of the meeting, within or without the State of Kansas, shall be fixed by the Board of Directors and stated in the notice of the meeting.
Section 2.2.    Special Meetings.
(a)    A special meeting of the stockholders or the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided in the Articles of Incorporation, may be called by, and may be at any time and place determined by, the Board of Directors. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.
(b)    Stockholder Requested Special Meetings.
(1)    Special meetings of the stockholders may also be called by the stockholders following receipt by the Secretary of the Corporation of a written request for a special meeting (a “Special Meeting Request”) from one or more record holders of shares representing in the aggregate either (i) at least 10% of all issued and outstanding shares of common stock of the Corporation entitled to vote at the meeting or (ii) at least 10% of all issued and outstanding shares of preferred stock of the Corporation entitled to vote at the meeting (in either case, the “Proposing Stockholders”), if such Special Meeting Request complies with the requirements set forth in this Section 2.2(b). The Board of Directors will determine whether all such requirements have been satisfied, and such determination shall be binding on the Corporation and its stockholders. If a Special Meeting Request complies with this Section 2.2(b), the Board of Directors will determine the place, date and time of a special meeting requested in such Special Meeting Request.
(2)    A Special Meeting Request must be delivered by hand, by registered U.S. mail, or by courier service to the attention of the Secretary of the Corporation at the principal office of the Corporation. A Special Meeting Request will only be valid if it is signed and dated by each of the Proposing Stockholders and if such request includes: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and any material interest of each Proposing Stockholder and each beneficial owner on whose behalf the Special Meeting Request is submitted in the business proposed to be conducted at the special meeting; (ii) the text of any resolutions proposed for consideration and, if such business includes a proposal to amend either the Bylaws or the Articles of Incorporation, the text of the proposed amendment to the Bylaws or Articles of Incorporation; (iii) the name and address, as they appear on the Corporation’s books, of each Proposing Stockholder, the date of each Proposing Stockholder's signature and the name and address of each beneficial owner on whose behalf such Special Meeting Request is made; (iv) the number of shares of the Corporation’s common stock or preferred stock, as the case may be, that are owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by each Proposing Stockholder and each such beneficial owner and documentary evidence of such record or beneficial ownership; (v) a representation that the Proposing Stockholder(s) and each beneficial owner(s) on whose behalf the Special Meeting Request is made intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (vi) if any Proposing Stockholder, or beneficial owner on whose behalf such Special Meeting Request is made, intends to solicit proxies with respect to the stockholders’ proposal(s) or business to be presented at the special meeting, a representation to that effect; and (vii) all information relating to each such Proposing Stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.
(3)    A Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (ii) an identical or substantially similar item (as determined by the Board of Directors) is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (iii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) calendar days prior to the first anniversary of the preceding year's annual meeting of stockholders and ending on the date of that year's annual meeting of stockholders.
(4)    Any Proposing Stockholder may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. If none of the Proposing Stockholders appears or sends a representative to present the proposal(s) or business submitted by the Proposing Stockholders for consideration at the special meeting, the Corporation need not present such proposal(s) or business for a vote at such meeting.
(5)    Business transacted at a special meeting requested by stockholders shall be limited to the purposes stated in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to the stockholders at any such special meeting, provided notice of such additional matters is included in the notice of such meeting.
Section 2.3.    Business Brought Before an Annual Meeting.
(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplements thereto) given by or at the direction of the Board of Directors; (ii) brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record at the time of giving the notice provided for in this Section 2.3 and on the record date for the determination of stockholders entitled to vote at the annual meeting, (B) is entitled to vote at the meeting, and (C) complied with all of the notice procedures set forth in this Section 2.3 as to such business (except for proposals made in accordance with Rule 14a-8 under the Exchange Act (as defined in Article I, Section 2.5), which are addressed in Section 2.3(e)). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in Article I, Section 2.4 of these Bylaws, and this Section 2.3 shall not be applicable to nominations except as expressly provided therein.
(b)    Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article I, Section 2.5) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.3. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice.
(c)    To be in proper form for purposes of this Section 2.3, a stockholder’s notice to the Secretary pursuant to this Section 2.3 must set forth:
(1)    the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing Persons (as defined in Article I, Section 2.5),
(2)    the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record, and the class and number of shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by each Proposing Person, provided, however that any such Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future,
(3)     a representation that the stockholder providing such notice intends to continue to Beneficially Own through the date of a meeting of stockholders at which such business is to be conducted, at least one percent of the securities outstanding and entitled to vote at such meeting of stockholders (except for proposals made in accordance with Rule 14a-8 under the Exchange Act, which are addressed in Section 2.3(e)); and
(4)    a representation that each Proposing Person will notify, as promptly as practicable, the Corporation in writing of the class and number of shares owned of record, and of the class and number of shares owned beneficially, in each case, as of the record date for the meeting;
(5)    as to each Proposing Person, (A) any Derivative Instruments (as defined in Article I, Section 2.5) that are, directly or indirectly, owned or held by such Proposing Person, (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act) agreement, arrangement, understanding or relationship pursuant to which such Proposing Person, directly or indirectly, has or shares a right to vote any shares of any class or series of the Corporation, (C) any Short Interests (as defined in Article I, Section 2.5), that are held directly or indirectly by such Proposing Person, (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance-related fees (other than an asset based fee) that such Proposing Person is entitled to receive based on any increase or decrease in the price or value of shares of any class or series of the Corporation, Derivative Instruments or Short Interests, if any, including, without limitation, any such shares, instruments or interests held by persons sharing the same household as such Proposing Person, and (F) any plans or proposals that the Proposing Person may have that relate to or may result in: (i) the acquisition or disposition of securities of the Corporation; (ii) an extraordinary corporate transaction (such as the sale of a material amount of assets of the Corporation or any of its subsidiaries, a merger, reorganization or liquidation involving the Corporation or any of its subsidiaries); (iii) any change in the Board of Directors or management of the Corporation (including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board of Directors); (iv) any material change in the present capitalization or dividend policy of the Corporation; (v) any change in the Corporation’s Articles of Incorporation or Bylaws; (vi) causing a class of securities of the Corporation to be delisted from a national securities exchange or any other material change in the Corporation’s business or corporate structure; or (vii) any action similar to those listed above;
(6)    as to each matter proposed to be brought by any Proposing Person before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any material interest of such Proposing Person in such business and (B) a reasonably detailed description of all agreements, arrangements, understandings or relationships between or among any of the Proposing Persons and/or any other persons or entities (including their names) in connection with the proposal of such business by such Proposing Person; and
(7)    any other information relating to any Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act.
(d)    A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable after any change in the information required to be provided (in the case of any update or supplement required to be made after the record date).
(e)    This Section 2.3 is expressly intended to apply to any business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made by means of an independently financed proxy solicitation. In addition to the foregoing provisions of this Section 3, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.3. This Section 2.3 shall not be deemed to affect (i) the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act and, if required by such rule to be included in the Corporation’s proxy statement, to include a description of such proposal in the notice of meeting and for such proposal to be submitted for a stockholder vote at the applicable meeting, or (ii) to affect the rights of the holders of any class or series of Preferred Stock as set forth in the Articles of Incorporation.
(f)    Notwithstanding satisfaction of the provisions of this Section 2.3, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to the Articles of Incorporation, the Bylaws, state law or any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.
(g)    In the event Timely Notice is given pursuant to Section 2.3(b), and the business described therein is not disqualified pursuant to this Section 2.3, such business may be presented by, and only by, the stockholder who shall have given the notice required by this Section 2.3, or a representative of such stockholder who is qualified under the law of the State of Kansas to present the proposal on the stockholder’s behalf at the meeting.
(h)    Notwithstanding anything in these Bylaws to the contrary: (i) no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.3 or, subject to 2.3(e), as permitted under Rule 14a-8 under the Exchange Act (other than the election of directors nominated in accordance with Article I, Section 2.4), and (ii) unless otherwise required by law, if a Proposing Person intending to propose business at an annual meeting pursuant to Article I, Section 2.3(a)(iii) does not provide the information required under Article I, Section 2.3(c) or does not update or supplement the notice in accordance with Article I, Section 2.3(d) within the periods specified therein, or the stockholder who shall have given the notice required by Section 2.3 (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.3 and any such business not properly brought before the meeting shall not be transacted. The requirements of this Section 2.3 are included to provide the Corporation notice of a stockholder’s intention to bring business before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.
Section 2.4.    Nomination of Directors.
(a)    Nominations of persons for election to the Board of Directors at an annual meeting or special meeting (but only if the Board of Directors has first determined that directors are to be elected at such special meeting) may be made at such meeting (i) by or at the direction of the Board of Directors (or a duly authorized committee thereof), or (ii) by any stockholder who (A) was a stockholder of record at the time of giving the notice provided for in this Section 4 and on the record date for determination of stockholders entitled to vote at the meeting, (B) is entitled to vote at the meeting, and (C) complied with the notice procedures set forth in this Section 2.4 as to such nomination. Except for the rights of the holders of any class or series of Preferred Stock to nominate or elect directors pursuant to the terms of such class or series in the Articles of Incorporation, Section 2.4(a)(ii) of these Bylaws shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.
(b)    Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Article I, Section 2.5) in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. Without qualification, if the Board of Directors has first determined that directors are to be elected at a special meeting, then for nominations to be made at a special meeting by a stockholder, the stockholder must (i) provide notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the sixtieth (60th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which the date of such special meeting was first Publicly Disclosed and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. In no event shall any adjournment or postponement of an annual meeting or special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder notice as described above.
(c)    To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary pursuant to this Section 2.4 must set forth: (1) (A) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other Proposing Persons, (B) the information specified in Article I, Section 2.3(c)(1), clauses (B) and (C), and Article I, Section 2.3(c)(2), as to each Proposing Person, (C) a representation that the stockholder providing such notice intends to continue to Beneficially Own through the date of a meeting of stockholders at which directors are to be elected, at least one percent of the securities outstanding and entitled to vote at such meeting of stockholders; and (D) any other information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and (2) as to each person whom the stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.4 if such proposed nominee were a Proposing Person; (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee, if applicable, and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates (as such terms are defined in Rule 12b-2 under the Exchange Act), and any other persons or entities Acting in Concert with such nominee or any of his or her affiliates or associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Proposing Persons were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.4(g) of this Article I.
(d)     The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such nominee.
(e)     A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for the meeting and as of the date of the meeting or any adjournment or postponement thereof, as the case may be, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the later of the record date for the meeting or the date notice of such record date is first Publicly Disclosed (in the case of the update and supplement required to be made as of the record date), and as promptly as practicable after any change in the information required to be provided (in the case of any update or supplement required to be made after the record date).
(f)    Notwithstanding anything in the first sentence of Article I, Section 2.4(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and the Corporation has not Publicly Disclosed the names of all of the nominees for director or the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the tenth (10th) day following the day on which such information was first Publicly Disclosed by the Corporation.
(g)    To be eligible to be a stockholder nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.4) to the Secretary at the principal executive offices of the Corporation a written questionnaire (in the form prepared by the Corporation, which shall be provided by the Secretary upon request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any Voting Commitment (as defined in Article I, Section 2.5) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not, and does not intend to become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, and (iii) in such person’s individual capacity, would be in compliance with, if elected as a director of the Corporation, and will comply with, applicable Publicly Disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(h)    In addition to the foregoing provisions of this Section 2.4, each Proposing Person shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.4. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to be elected to serve as directors. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.4 and, if any proposed nomination is not in compliance with this Section 2.4, to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
Section 2.5.    Definitions. For purposes of Article I, Section 2.3, and Article I, Section 2.4, of these Bylaws, the following terms have the meanings specified or referred to in this Section 2.5:
(a)     “Acting in Concert” means a person will be deemed “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in connection with a public proxy solicitation pursuant to, and in accordance with, the Exchange Act. A person that is Acting in Concert with another person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with the other person.
(b)     “Beneficially Own” or “Beneficially Owned” shall mean beneficial ownership as defined in Rule 13d-3 under the Exchange Act, provided, however that any Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future.
(c)    “Derivative Instruments” shall mean (i) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise, conversion or exchange privilege or settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the price or value or volatility of any class or series of shares of the Corporation, or (ii) any derivative, swap or other transaction, right or instrument or series of transactions, rights or instruments engaged in, directly or indirectly, by any Proposing Person the purpose or effect of which is to give such Proposing Person economic risks or rights similar to ownership of shares of any class or series of the Corporation, including, due to the fact that the value of such derivative, swap or other transaction, right or instrument is determined by reference to the price or value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transaction, right or instrument provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value or volatility of any shares of any class or series of the Corporation, in each case whether or not (A) such security, derivative, swap or other transaction, right or instrument conveys any voting rights in such shares to any Proposing Person, or is required to be, or is capable of being, settled through delivery of such shares, or (B) any Proposing Person may have entered into other transactions or arrangements that hedge or mitigate the economic effect of such security, derivative, swap or other transaction, right or instrument.
(d)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(e)    “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting or the stockholder providing notice of the nomination of a director, (ii) such beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting, or on whose behalf the notice of the nomination of the director, is made, (iii) any affiliate or associate of such stockholder or beneficial owner (the terms “affiliate” and “associate” are defined in Rule 12b-2 under the Exchange Act), and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.
(f)    “Publicly Disclosed” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(g)     “Short Interests” shall mean any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by any Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation.
(h)     “Timely Notice” shall mean a stockholder’s notice to the Secretary of the Corporation which must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before, or more than ninety (90) days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which the date that such annual meeting was Publicly Disclosed (as defined above).
(i)    “Voting Commitment” shall mean any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question.
Section 2.6.    Notice of Meetings. Written notice of the date, time and place (and, in the case of a special meeting, the general nature of the business to be transacted) of each annual or special stockholders’ meeting shall be given to each stockholder of record entitled to vote at that meeting (except as provided by Kansas Statutes Annotated (“K.S.A.”) § 17-6520 and any and all amendments thereto), not less than ten (10) nor more than sixty (60) days before the date of the meeting. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
Section 2.7.    Adjourned Meetings and Notice Thereof. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.
Section 2.8.    Quorum and Vote Required. The presence in person or by proxy of a majority of the voting power of the issued and outstanding stock of each class of stock entitled to vote on the items of business at such meeting shall constitute a quorum for the transaction of business. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. When a quorum is present at a meeting, any question brought before such meeting shall be decided by the vote of the holders of a majority of each class of stock entitled to vote on the question present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 2.9.    Chairman; Conduct of Meetings; Minutes. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chairman of the Board of Directors, or in his or her absence or inability to act, the President, or, in his or her absence or inability to act, the person whom the Chairman of the Board shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. The chairman of each meeting of the stockholders shall determine the order of business, provided that the order of business may be changed by the vote of a majority in voting interest of the stockholders present in person or by proxy.
Section 2.10.    Voting and Ballots. Except where otherwise provided by law, or by the Articles of Incorporation of the Corporation, the exercise of voting rights by stockholders shall be governed by the following provisions: Each stockholder (whether a holder of Common Stock or Preferred Stock) entitled to vote shall, at each meeting of the stockholders, be entitled to one vote for each share of capital stock held by such stockholder as of the record date. No cumulative voting shall be permitted. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote on any question at such meeting need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question, or at the direction of the chairman of the meeting that a vote by ballot be taken on any question, such vote shall be so taken. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such person's proxy, if there be such a proxy, and shall state the number of shares voted.
Section 2.11.    Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person's duly authorized agent and filed with the Secretary of the Corporation. Provided, however, that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the proxy instrument provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.
Section 2.12.    Inspection of Stock List. The Secretary of the Corporation, or the other officer of the Corporation who shall have charge of the stock ledger, either directly, through another officer of the Corporation that the Secretary designates, or through a transfer agent that the Board of Directors appoints shall prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting. The officer responsible for the list will arrange it in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each. The list shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, at the Corporation's principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 2.13.    Inspectors of Votes.
(a)    Prior to each meeting of the stockholders, the Corporation shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Before entering upon the discharge of the duties of inspector, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of the inspector’s ability. An inspector need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against such officer’s election to any position with the Corporation or on any other question in which such officer may be directly interested. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.
(b)    The inspectors shall
(1)    ascertain the number of shares outstanding and the voting power of each;
(2)    determine the shares represented at the meeting and the validity of proxies and ballots;
(3)    count all votes and ballots;
(4)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(5)    certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.
(c)    The date and time of the opening and the closing of the polls for each matter upon which the stockholder will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a district court in the State of Kansas upon application by a stockholder determines otherwise.
(d)    In determining the validity and counting of proxies and ballots, except as may otherwise be permitted by law the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with subsection (f) of K.S.A. 17-6501 or subsection (c)(2) of 17-6502, and amendments thereto, or any information provided pursuant to subsection (a)(2)(B)(i) or (iii) of K.S.A. 17-6501, and amendments thereto, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) (5) above shall specify the precise information considered by them, including the persons or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
Section 2.14.    Action Without Meeting. Except where otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed (personally or by duly authorized attorney) by all persons who would be entitled to vote upon such action at a meeting, and filed with the minutes of the meetings of the stockholders. Such consent or consents shall be delivered in a manner prescribed by applicable law to the Corporation by delivery to its registered office in Kansas, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.
Section 2.15.    Confidential Voting.
(a)    All inspectors of election, vote tabulators and other persons appointed by or engaged by or on behalf of the Corporation to process voting instructions shall be independent and not otherwise be an officer, director or employee of the Corporation.
(b)    All proxies, ballots, and vote tabulations that identify the particular vote of a stockholder shall be kept confidential from the Board of Directors and from the officers and employees of the Corporation, except that disclosure may be made (a) to allow the inspectors to certify the results of the vote, including as necessary to resolve any disputes as to such vote or challenges to the voting of any proxies or ballots; (b) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (c) when expressly authorized by such stockholder. Nothing in this Section 2.14 shall prohibit any inspector or tabulator from making available to the Corporation, during the period prior to any meeting of stockholders, information as to which stockholders have not voted and periodic status reports on the aggregate vote.
ARTICLE III.
Board of Directors
Section 3.1.    Powers. The property, business, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.
Section 3.2.    Number, Election Term, Qualification and Removal. There shall be nine (9) directors, of which four (4) shall be Group A directors, and five (5) shall be Group B directors. The term of office of each director shall be for one (1) year and until such person's successor is elected and qualified, or until such person's earlier resignation or removal. Directors need not be stockholders. Directors may be removed in such manner as may be provided by the Kansas General Corporation Code (the “Code”) or by the Articles of Incorporation.
Section 3.3.    Chairman of the Board. A Chairman of the Board shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders and shall hold office until such Chairman of the Board’s successor is elected and qualified or until such Chairman of the Board’s earlier resignation or removal from such position as Chairman. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall also have such further authority and duties as the Board of Directors may from time to time direct and as may be provided in these bylaws. The Chairman of the Board shall be subject to the control of, and shall hold office at the pleasure of, the Board of Directors.
Section 3.4.    Meetings. Meetings of the Board of Directors of the Corporation may be held within or without the State of Kansas. The Board of Directors shall hold an annual meeting without notice immediately after the final adjournment of and at the same place as each annual meeting of the stockholders. The Board of Directors may hold other regular meetings with or without notice at such times and places as the Board may provide. The Board may hold special meetings at any time upon the call of any member of the Board or the President. At least 24 hours' notice of any special meeting of the Board of Directors shall be given to each director if such notice shall be given by one of the means specified in Section 3.6 hereof other than by mail, or at least three days' notice if by mail.
Section 3.5.    Adjourned Meetings and Notice Thereof. Any meeting of the Board of Directors may be adjourned from time to time, whether or not a quorum is present, by the vote of a majority of directors present. At least 24 hours' notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.6 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
Section 3.6.    Notices; Waiver of Notice. Subject to Section 3.4 and Section 3.5 hereof, whenever notice is required to be given to any director by applicable law, the Articles of Incorporation or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director's address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission. Whenever notice to directors is required by applicable law, the Articles of Incorporation or these by-laws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.
Section 3.7.    Quorum and Manner of Acting. Five (5) of the nine directors shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, despite the withdrawal of enough directors to leave less than a quorum. Members of the Board, or of any committee the Board designates, may participate in a meeting of the Board or of that committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear one another. Such participation shall constitute presence in person at the meeting.
Section 3.8.    Action by Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent to such action in writing and the writing or writings are filed with the minutes of proceedings of the Board or the committee.
Section 3.9.    Vacancies. A vacancy on the Board shall exist in the case of the death, resignation or removal of any director, if the stockholders increase the number of directors, if the stockholders fail at any meeting at which they elect directors to elect the full number of directors for which they are voting at that meeting, or if a director refuses to serve. If a director resigns effective at a future date, the vacancy shall be deemed to exist only upon the effectiveness of the resignation.
Stockholders have the sole right to elect a director or directors at any time to fill any vacancy or vacancies on the Board. Group A directors may be elected by the holders of the Company's Common Stock, voting separately as a class, and Group B directors may be elected by the holders of the Company's Preferred Stock, voting separately as a class, as provided in the Company's Articles of Incorporation. The Board shall not elect a director or directors at any time to fill any vacancy or vacancies on the Board.
A meeting of the stockholders shall be called to fill any vacancy or vacancies on the Board. This meeting, whether the annual meeting of stockholders or a special meeting of stockholders, must be held within 60 days of the date the vacancy arises. Any director elected at such meeting to fill a vacancy shall hold office until the next Annual Meeting of Stockholders, and until the election and qualification of such person's successor or until his or her earlier death, resignation or removal. No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of such person's term of office.
Section 3.10.    Inspection of Books and Records. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders entitled to vote and its other books and records for a purpose reasonably related to such director’s position as a director. When there is any doubt concerning the inspection rights of a director, the parties may petition the District Court which may, in its discretion, determine whether an inspection may be made and whether any limitations or conditions should be imposed upon the same.
ARTICLE IV.
Committees
Section 4.1.    Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each to consist of one (1) or more directors. Committees of the Board shall have the powers of the Board to the extent their authorizing resolutions provide. The committees shall meet at stated times or on notice to all committee members by any one of them. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these bylaws. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary for any action.
The committees shall keep regular minutes of their proceedings and report these to the Board of Directors.
ARTICLE V.
Officers
Section 5.1.    Number. The Officers of the Corporation shall include a President, Secretary, Treasurer, and such other officers, including one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other assistant officers, as the Board of Directors may from time to time elect. The Board may designate an Officer as chief executive officer and an Officer as chief financial officer, and may provide such other designations, such as chief operating officer or chief accounting officer, as it may deem appropriate. If more than one Vice President be elected, the Board may designate one or more of them as Executive Vice President or Senior Vice President. Additionally, any chief executive officer may appoint one or more divisional or segment vice presidents. Any two or more offices may be held by the same individual.
Section 5.2.    Election and Term. The Officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders and shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. At any time, the Board of Directors may elect such other officers to hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. A division or segment vice president appointed by the chief executive officer may be appointed at any time, and any person so appointed shall hold such office until such person's resignation or removal. Each Officer of the Corporation and each division or segment vice president shall be subject to the control of, and shall hold office at the pleasure of, the Board of Directors.
Section 5.3.    Absence or Disability. In the event of the absence or disability of any officer of the Corporation and of any person authorized to act in such officer's place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any director or any other person whom it may select.
Section 5.4.    Removal and Resignation. Any officer may be removed with or without cause at any time by the Board of Directors, and any segment or division vice president appointed by the chief executive officer may be removed with or without cause at any time by the chief executive officer. Any officer may resign at any time upon written notice to the Corporation.
Section 5.5.    Vacancies. In case any office filled by the Board of Directors pursuant to Section 5.1 shall become vacant by reason of death, resignation, removal or otherwise, the directors then in office, although less than a majority of the entire Board of Directors, may, by a majority vote of those voting, choose a successor or successors for the unexpired term.
Section 5.6.    Compensation of Officers. The Board of Directors, a committee of the Board of Directors or such officer as the Board or such committee may designate, may fix or provide the method for determining the compensation for officers.
ARTICLE VI.
Duties of Officers
Section 6.1.    The President. The President shall have such authority and duties as the Board of Directors may from time to time direct and as may be provided in these bylaws. Unless the Board otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation.
The President shall see that all orders and resolutions of the Board of Directors are carried into effect, subject to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation.
The President, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, may sign certificated shares of the Corporation, deeds, conveyances, bonds, mortgages, contracts or other instruments which the Board of Directors has authorized to be executed, and unless the Board of Directors shall order otherwise by resolution, may borrow such funds, make such contracts, and execute such agreements, financing statements, certificates, documents and other instruments as may be incident thereto, as the ordinary conduct of the Corporation’s business may require.
Unless the Board otherwise provides, the President or any person designated in writing by the President may (i) attend meetings of stockholders of other corporations to represent the Corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this Corporation in such manner as the President or the President's designee may determine, and (ii) execute and deliver written consents, waivers of notice and proxies for and in the name of the Corporation with respect to any such shares owned by this Corporation.
Section 6.2.    Vice Presidents. Any Vice President elected by the Board of Directors shall perform such duties as shall be assigned to such person and shall exercise such powers as may be granted to such person by the Board of Directors or by the chief executive officer. In the absence of the President, the Vice Presidents elected by the Board of Directors, in order of their seniority, may perform the duties and exercise the powers of the chief executive officer with the same force and effect as if performed by the chief executive officer. Divisional or segment vice presidents appointed by the chief executive officer shall perform such duties and exercise such powers as are approved by the Board of Directors.
Section 6.3.    The Secretary. The Secretary shall keep the minutes of the stockholders, the Board of Directors, and the Executive Committee’s meetings in books provided for that purpose.
The Secretary shall sign with the President, the Chairman of the Board or a Vice President, certificated shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors. Except to the extent delegated by the Board to an institutional stock transfer agent and registrar, the Secretary shall have general charge of the stock transfer books of the Corporation and shall keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder.
The Secretary shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law and that the voting list is prepared for stockholders’ meetings.
In general, the Secretary shall perform all duties incident to the office and such other duties as may from time to time be assigned to the Secretary by the chief executive officer or by the Board of Directors.
Section 6.4.    Assistant Secretary. At the request of the Secretary, or in the event of the Secretary’s absence or disability, any Assistant Secretary appointed by the Board of Directors shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation.
Section 6.5.    The Treasurer. The Treasurer shall have responsibility for the funds and securities of the Corporation, shall receive and give receipts for moneys due and payable of the Corporation from any source whatsoever, and shall deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board of Directors.
The Treasurer shall disburse or permit to be disbursed the funds of the Corporation as may be ordered or authorized generally by the Board.
The Treasurer shall render to the President and the directors whenever they may require it an account of all such officer's transactions as Treasurer and of those under such officer's jurisdiction and of the financial condition of the Corporation.
In general, the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the chief executive officer or by the Board of Directors.
Section 6.6.    Assistant Officers. Each assistant officer that may be selected pursuant to these bylaws shall hold office at the pleasure of the Board of Directors. In the absence or nonavailability of the principal, the assistant may perform the duties and exercise the powers of the principal with the same force and effect as if performed by the principal. The assistant shall also have such lesser or greater authority and perform such other duties as the Board of Directors may prescribe.
ARTICLE VII.
Signature Authority and Representation
Section 7.1.    Contracts, Checks, etc. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, or agent or agents, as may from time to time be authorized by these bylaws, designated by the Board of Directors, or as may be designated by such officer or officers as the Board of Directors may appoint, which designation or designations may be general or confined to specific instances. The Board of Directors may authorize the use of facsimile signatures on any such document.
Section 7.2.    Proxies in Respect of Securities of Other Corporations. Unless the Board of Directors provides otherwise, the President or a Vice President may from time to time appoint an attorney or an agent to exercise, in the name and on behalf of the Corporation, the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of that stock or those securities. The President or Vice President may instruct the person or persons such Officer appoints as to the manner of exercising the powers and rights, and the President may execute or cause to be executed in the name and on behalf of the Corporation all written proxies, powers of attorney, or other written instruments that such Officer deems necessary in order for the Corporation to exercise those powers and rights.
ARTICLE VIII.
Certificates of Stock, Bonds, and Records
Section 8.1.    Form & Signature. The shares of the Corporation shall be represented by certificates or, if and to the extent the Board of Directors determines, shall be uncertificated shares. Notwithstanding any such determination by the Board of Directors, every stockholder shall be entitled to a certificate or certificates of stock bearing the holder’s name and number of shares and signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary; provided, however, that any or all of the signatures on the certificate may be a facsimile. In case any Officer of the Corporation, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate ceases to be such Officer, transfer agent or registrar before such certificate is issued, the Corporation may nevertheless issue the certificate with the same effect as though the person were an Officer, transfer agent or registrar at the date of issuance.
Section 8.2.    Transfers. Certificated shares of stock may be transferred on the books of the Corporation by the registered holders thereof or by their attorneys legally constituted or their legal representatives by surrender of the certificates therefor for cancellation and a written assignment of the shares evidenced thereby. Uncertificated shares shall be transferred in the share register of the Corporation upon an instruction originated by the appropriate person to transfer the shares. The Board of Directors may from time to time appoint such transfer agents and registrars of stock as it may deem advisable and may define their powers and duties.
Section 8.3.    Record Owner. The Corporation shall be entitled to recognize the exclusive right of a person on its books as the owners of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Kansas.
Section 8.4.    Lost Certificates. Any person applying for a certificate of stock to be issued in lieu of one alleged to be lost, stolen, or destroyed shall furnish to the Corporation such information as it may require to ascertain whether a certificate of stock has been lost, stolen, or destroyed and shall furnish such bond as the Board may deem sufficient to indemnify the Corporation and its transfer agent and registrar against any claim that may be made on account of the alleged loss.
Section 8.5.    Books and Records. The Corporation may keep its books and records at any places within or without the State of Kansas that the Board of Directors may from time to time determine. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
Section 8.6.    Record Dates. Record dates may be set as follows:
(1)    In order for the Corporation to determine the stockholders entitled to notice of or to vote at any meeting, the Board of Directors may fix, in advance, a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and not be more than sixty (60) days nor less than ten (10) days before the date of a meeting. If the Board of Directors does not fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting shall be the close of business on the day that next precedes the day on which notice of the meeting is given or, if notice is waived, the close of business on the day that next precedes the day on which the stockholders meet.
(2)    In order for the Corporation to determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board does not fix a record date, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action of the Board is necessary, shall be the date on which the first written consent is delivered to the Corporation by delivery to its registered office within the State of Kansas, its principal place of business, or Secretary. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts a resolution taking such other action.
(3)    In order for the Corporation to determine the stockholders entitled to receive payment of any dividend, distribution or allotment of, any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. In connection with the declaration of dividends, the Board may specify a variable payment date which will be the earlier of the sixtieth day following the record date or the date of a future event such as the mailing of a notice or report to stockholders.
ARTICLE IX.
Dividends
Subject to applicable law and the Articles of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation's capital stock, unless otherwise provided by applicable law or the Articles of Incorporation.
ARTICLE X.
Indemnification
Section 10.1.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer, of the Corporation, or who, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director or officer of another enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Code, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses, including attorneys' fees, incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a present or former director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such present or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such present or former director or officer is not entitled to be indemnified under this Section or otherwise. For purposes of this Article X, the term “enterprise” shall include corporations, both profit and nonprofit, partnerships, joint ventures, trusts, employee plans and associations, and the term “officer” shall include with respect to partnerships, joint ventures, trusts or other enterprises, the offices of general partner, trustee or other fiduciary (as defined in the Employee Retirement Income Security Act, as amended). The Corporation may, by action of its Board of Directors, provide indemnification and expense advances to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of present and former directors and officers.
Section 10.2.    Certain Limits on Indemnity. Notwithstanding anything contained in this Article X to the contrary, the Corporation shall not be liable, unless otherwise provided by separate written agreement, by-law or other provision for indemnity, to make any payment in connection with any claim made against the director or officer:
(1)    for an accounting of profits made from the purchase or sale by the officer or director of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; or
(2)    for amounts paid in settlement of any proceeding effected without the written consent of the Corporation, which consent shall not be unreasonably withheld.
Section 10.3.    Rights to Indemnity Shall be Contractual and Continuing. The provisions of this Article X shall be deemed to be a contract between this Corporation and each person who serves as contemplated as a director or officer at any time while such provisions are in effect; they shall continue as to a person who has ceased to be a director or officer; and they shall inure to the benefit of such person's heirs, executors and administrators. Such provisions may be limited or qualified as to service occurring subsequent to such limitation or qualification by authority of the Board of Directors of this Corporation; provided, however, any such limitation or qualification, or any other repeal or amendment of this Article X shall not affect any right or obligation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
Section 10.4.    Certain Procedural Matters.
(1)    In the event of payment under the provisions of this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer.
(2)    The Corporation shall be entitled to participate at its expense in any proceeding for which a director or officer may be entitled to indemnity, and it may assume the defense thereof with counsel satisfactory to the director or officer unless the officer or director reasonably concludes that there may be a conflict of interest between the Corporation and the director or officer in the conduct of such defense.
(3)    If a claim under this Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including reasonable attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Code for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 10.5.    Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 10.6.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person or enterprise against such expense, liability or loss under the Code.
ARTICLE XI.
Forum For Adjudication of Disputes
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Code or the Corporation’s articles of incorporation or by-laws (as any may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director, officer, or other employee of the Corporation governed by the internal affairs doctrine shall be the state district court located in Atchison County, Kansas or any federal court located within the State of Kansas, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.
ARTICLE XII.
Miscellaneous
Section 12.1.    Fiscal Year. The Board of Directors shall have the power to fix, from time to time, the fiscal year of the Corporation by a duly adopted resolution.
Section 12.2.    Amendments. All bylaws of the Corporation shall be subject to alteration or repeal, and new bylaws may be made, by the Board of Directors subject to the power of the stockholders of the Corporation to alter or repeal any bylaws made by the Board of Directors.
Section 12.3.    Waiver of Notice. Whenever notice of an annual, regular or special meeting of the stockholders, the Board of Directors or any committee of the Board is required to be delivered to a person under any of the provisions of these bylaws, a written waiver of notice signed by such person, whether signed before or after the meeting, shall be deemed equivalent to the timely delivery to such person of written notice of such meeting. Attendance of a person at a meeting also shall be deemed equivalent to the timely delivery to such person of written notice of such meeting, unless such person attends such meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and states such to be such person's purpose at the beginning of the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the stockholders, the Board of Directors or any committee of the Board need be specified in any written waiver of notice of such meeting, regardless whether such specification would be required in the notice of such meeting.
Section 12.4.    Interpretation. Whenever the context indicates, the masculine gender in these bylaws shall include the feminine and neuter, and the singular shall include the plural or vice versa. The table of contents and headings are solely for organization, convenience, and clarity. They do not define, limit, or describe the scope of these bylaws or the intent in any of the provisions.
Section 12.5.    Inoperative Portion. If any portion of these bylaws shall be invalid or inoperative, then, to the extent reasonable and possible, the remainder shall be valid and operative, and effect shall be given to the intent that the portion held invalid or inoperative manifests.
Section 12.6.    Inapplicability of Control Share Acquisition Act. The provisions of Section 17-1286 to 17-1298 of the K.S.A., also known as the Kansas Control Share Acquisition Act, shall not apply to this Corporation.

DB04/1003065.0002/10999345.8